UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2020

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2020, the stockholders of Western Alliance Bancorporation (the “Company”) approved the amendment and restatement of the Company’s 2005 Stock Incentive Plan (the “Plan”) as described in Item 5.07 below. The Company’s Board of Directors previously had approved the amendment and restatement of the Plan, subject to shareholder approval.
The description of the amended and restated Plan contained in Proposal 3 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on April 27, 2020, as supplemented by the Company’s proxy statement supplement filed with the SEC on June 1, 2020, is incorporated by reference herein. Such description is qualified in its entirety by reference to the complete text of the amended and restated Plan, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 11, 2020, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value of $0.0001 per share, voted in person or by proxy at the Annual Meeting was 92,251,064, representing 91.37% of the 100,954,498 shares outstanding and entitled to vote at the Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.
Proposal 1 Election of Directors
The Company’s stockholders elected fourteen directors to each serve for a one-year term expiring in 2021. The voting results were as follows:

	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Bruce Beach	84,413,476	1,694,405	62,417	6,080,766
Juan Figuereo	85,939,590	159,440	71,268	6,080,766
Howard N. Gould	85,303,890	795,089	71,319	6,080,766
Steven J. Hilton	85,342,799	747,988	79,511	6,080,766
Marianne Boyd Johnson	84,379,146	1,702,877	88,275	6,080,766
Robert P. Latta	85,764,453	332,867	72,978	6,080,766
Todd Marshall	84,692,224	1,388,637	89,437	6,080,766
Adriane McFetridge	85,871,516	201,954	96,828	6,080,766
Michael Patriarca	85,865,967	233,957	70,374	6,080,766
Robert Gary Sarver	85,225,269	880,134	64,895	6,080,766
Bryan Segedi	85,938,129	150,040	82,129	6,080,766
Donald D. Snyder	84,054,315	2,040,634	75,349	6,080,766
Sung Won Sohn, Ph.D.	85,868,521	221,886	79,891	6,080,766
Kenneth A. Vecchione	85,425,467	697,280	47,551	6,080,766
Proposal 2 Advisory (Non-Binding) Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, executive compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
83,812,633	2,222,535	135,130	6,080,766

Proposal 3 Equity Plan Amendment
The Company’s stockholders approved the amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder, extend the termination date of the plan to 2030, and make certain other changes. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
83,492,038	2,666,391	11,869	6,080,766
Proposal 4 Ratification of Auditor
The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
89,884,237	2,343,139	23,688	—
Item 9.01.    Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
10.1
Western Alliance Bancorporation 2005 Stock Incentive Plan (as amended and restated effective April 15, 2020) (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on June 1, 2020).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Executive Vice President and
Chief Financial Officer

Date:	June 15, 2020